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                                  Exhibit 99

                    [LETTERHEAD OF SCANSOURCE APPEARS HERE]

(BW) (SCANSOURCE) (SCSC) ScanSource withdraws stock offering

        Business Editors

        GREENVILLE, S.C.--(BUSINESS WIRE)--March 24, 1997--ScanSource, Inc. (Nasdaq National Market Symbol:SCSC) announced today that it is withdrawing its proposed public offering of 2,000,000 shares of its Common Stock.

        ScanSource's Chairman and Chief Executive Officer, Steve Owings, stated, "We have concluded that it would not be in the best interest of existing shareholders for the Company to sell its stock at current market prices. Management believes the Company has sufficient resources at this time to continue its growth strategy without the offering. We will evaluate our alternatives again if market conditions improve."

        Certain matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in the Company's reports and registration statements filed with the Securities and Exchange Commission, including the registration statement on Form S-1 related to the Company's public offering which it intends to withdraw.

        ScanSource is a leading value-added wholesale distributor of specialty technology products exclusively to resellers in the United States and Canada. The Company primarily distributes automatic-identification ("Auto-ID") and point-of-sale ("POS") products which interface with computer systems used to automate the collection, processing and communication of information for commercial and industrial applications, including retail sales, distribution, shipping, inventory control, materials handling, and warehouse management. SanSource currently markets more than 7,700 products from more than 40 hardware and software vendors through its central warehouse in Memphis, Tenn., to approximately 5,900 reseller customers.

        --30--LBH/ch*

        CONTACT:  ScanSource, Inc.
                  Jeffery A. Bryson, CFO, 864/288-2432

        KEYWORD:  SOUTH CAROLINA
        INDUSTRY: KEYWORD: COMPUTERS/ELECTRONICS COMED